UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2005

BED BATH & BEYOND INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue
Union, New Jersey  07083

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code:  (908) 688-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into A Material Definitive Agreement.

Historically, the Company has used stock options for all equity incentive awards to its executive officers.  At the Company's 2004 annual meeting, shareholders approved the Company's 2004 Incentive Compensation Plan, providing for awards of restricted stock as well as grants of stock options.  On April 20, 2005, the Compensation Committee made awards to executive officers consisting of a combination of restricted stock and stock option grants.  Consistent with past practice, the stock options granted to these executives will vest over time, subject, in general, to the executive’s remaining in the Company’s employ on specified vesting dates.  Vesting of the restricted stock awarded to these executives will be dependent on (i) the Company’s achievement of a performance-based test for the fiscal year of grant, and (ii) assuming achievement of the performance-based test, time vesting, subject, in general, to the executive remaining in the Company’s employ on specified vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.

Date: April 26, 2005	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Vice President – Finance and
Assistant Treasurer